EXHIBIT 99.340

LG&E/Perot Systems Potential Joint Business Opportunities Workshop Review March 3rd, 1998

Agenda Points Critical Assumptions - "What do we think we know and, what remains unknown?" Business Service Model - "What is it and, for which market segment?" Scope of Services Offered & Functions Covered - "What's in the details?" The Economic Model - "What are the components?" The Business Plan Construct - "What must we address and, what are the priorities?" Next Steps & Assignments - "Who to do what and, by when?" Timeline for Action - "Milestones & Critical Decisions"

Critical Assumptions - "What do we think we know Three competing models comprise the Calif Supply Market: Calif PX; APX; SC- each participate in the day-ahead; hour-ahead; and, real-time markets Calif PX is a quasi-regulatory agency: defined auction rules - transparency market clearing price establishes the baseline for Calif's energy market pricing captive market all IOU purchases & sales for 4 years APX is a bid-matching service defined bidding & matching rules- transparency binding contracts offered as competitive alternative to Calif PX - offers 7 day ahead market Scheduling Coordinator(s) are proprietary service entities load & supply matching for scheduling risk management, loss minimization, congestion management, anciliary services no transparency 67 currently registered with 27 actively participating in trials Energy Service Providers must either create for themselves the capabilities of an SC, or elect to use one of the 3 above described service providers (there are 297 registered ESP's)

Critical Assumptions - "What do we think we know The Calif Supply Market is organized around : "buyers" e.g. PM's, ESP's, Large Industrials, SC's; Munis/Coops, & UDC's; and, "suppliers" e.g. Generators of varying types, PM's, SC;s & UDC's The Calif Retail Market is organized around: New entrants- PM's offering direct retail services, aggregators, & ESCO's Affiliates - non-regulated spin offs of incumbent franchise holders Munis/Coops All players (including affiliates) must either create or purchase the infrastructure & services required to participate in either segment of the market. - the Calif market model & business protocols are seen as complex and costly information about customers is seen as strategic- there is a reluctance towards engaging service providers possessing possible proprietary interests The existing settlements & payments process is set to encompass 67elasped days from trade to settle, this suggests a "float" of some $50+million dollars per day for this period

Market Segments - "Who are the Customers?" Buyers: Power Marketers Energy Service Providers Industrials- Direct Customers Scheduling Coordinators Munis/Coops Sellers: Power Marketers Generators: IPP's; QF's; Merchant Retail Services: New Market Entrants Affiliates Munis/Coops

Business Service Model - "What is it &, for which market segment?" FULL SERVICE SCHEDULING COORDINATOR- can the tactical functions be separated from the strategic? BACK OFFICE SCHEDULING COORDINATOR SERVICES MODEL BID MATCHING, SETTLEMENTS & CLEARINGHOUSE SERVICES spin-off from PX & APX MODEL MUNI/COOP SC FACILITATOR RETAIL (AGGREGATOR) SERVICES COORDINATOR- what are the additional functions to be covered?who owns the customer? MUNI/COOP RETAIL SERVICES COORDINATOR FRANCHISE MODEL - State by state market version?

Scope of Services Offered & Functions Covered - "What's in the details?" Discussion Pts. A: 1,2,7 Baseline Services Performed by a Scheduling Coordinator Calif Power Exchange - a like for like comparison; what's different & where are the gaps? APX - again, a like for like comparison "Other" Services to be Offered - ESP Infrastructure & Services Coordinator What do we know about our competitors? - First Point, ConnexT, Energy One; Cadence; NGC; Sempra; KN - what do they offer and, who are they serving?

Scope of Services & Functions

Functionality 0-5 (low to highest)

	SUPPLY CYCLE						DEMAND CYCLE					
	CalifPX	APX	SC	RAS	1stPt	Conxt	Calif PX	APX	SC	RAS	1stPt	Conxt
Customer Cycle Services (Primary)												
Bidding												
Scheduling												
Settlements												
Reconciliation												
*Clearing												
*Audit												
*Contract Mgmt.												
Revenue Cycle Services (Primary)							RETAIL LEVEL SERVICES					
Billing												
Accounts Receivable												
Collections												
Payments												
Tax												
Reconciliation												
Customer Cycle Services (Secondary)												
Enrollment												
Credit Check												
Registration												
*Service Coordination												
Profiling Analysis												
Specialized Services												
UFE Analysis												
Forecasting												
Market Data												
Bulletin Services												
Polling/Registration (Choice)												
Reporting Services												

perotsystems™

Market and Service Overview

Overview of Process Elements


Demand Cycle
Supply Cycle
ESP
IOU
ISO
Muni/ Coop
Power Marketing
•Product and Svc Innovation
•Pricing Determination
•Financing
•Service Delivery
•Profiling Analysis
•Credit Check
•Enrollment
•Registration
•Billing/Pmts/AR
•Customer Care /Svc Cood
•Contract Mgmt.
•Scheduling
•Settlements
•Meter Validation (?)
•Reconciliation Svs
Scheduling Coordinator
•Bidding
•Scheduling (balancing)
•Settlements
•Billing/Pmts./AR
•Meter Validation(?)
•Recon. Svcs
•Risk Mgmt.
•Loss Minimization
•Ancilliary Svcs
•Congestion Mgmts.
•Optimization
•Trading
MSP
MDMA
•Audit
• UFE Analysis - Balancing
•Cleaning
•Forecasting
•Bulletin Svs
• Portfolio Analysis
• Market Data
• Master Register
Generator
•Meter Tech.
•Installation
•Certification
•Registration
•Maintenance
•Reconciliation Svs
•Acquisition Tech.
•Data Collection
•Validation
•Distribution
•Reconciliation Svs
•Bidding
•Scheduling (balancing)
•Settlements
•Billing/Pmts./AR
•Meter Validation(?)
•Recon. Svcs
•Oper. Planning
•Operational Analysis
•Real Time Responses
•Pricing

perotsystems

The Economic Model - "What are the components?" What does our experience with NEV tell us about the market? Volumes & pricing PX forecasts volumes of 166 TWh including 7 TWh of discretionary- who owns these? Non utility originally estimated @ 10,000,000 MWh utilities estimated to be @ 150,000,000 MWh QF's estimated to be @ 50,000,000 MWh imported power estimated to be @ 30,000,000 MWh Recent sales of generation amount to: 7,532 MW from SCE 2,645 MW from PG&E 4,718 MW pending from PG&E ? From SDG&E Total Calif Mkt estimated at 60,000 MW with 30% PPA

The Economic Model - "What are the components?" 2 types of customers: buyers & sellers and, 2 service market segments: supply & retail Supply customers are to be segmented by volume of trading e.g. MWh Retail customers are to be segmented both by volume of demand e.g. MWh & total # of retail customers Calif PX: Full Requirements (IOU's) Partial Requirements Trading Appl S/w $1000 @ mo + $500 @ addt'l $1000 @ mo + $500 @ addt'l (buyers only) Volumes $ .30384 / MWh $ .3646 / MWh Subscription annual large scale payments $1357 / MW / yr = annual $ 141/ MW / mo APX Buyers Sellers Trading Appl S/w $1000 license + $500 / mo $1000 license + $500 / mo Volumes $ .125 / MWh $ .125 / MWh no SC svcs = $ .0625 / MWh

The Business Plan Construct - "What must we address &, what are the priorities?" Remaining sections A: 4,5,6,8 & 9 Section B Section C Section D

Next Steps & Assignments - "Who to do what and, by when?"

Timeline for Action - "Milestones & Critical Decisions"

VALUE PROPOSITION "STRAWMAN" MARKET & SERVICE OVERVIEW SERVICE OFFERING "Ready-made" Infrastructure & Services "To Market" access accelerated by__ Capital Cost Avoidance of __ Access To Market Compliance cost avoidance "By the Drink" Service Operating Expense Reduction of___ Implementation Risk Mitigation of___ ROI cycle improved by___ "One Stop Shop" Portfolio Admin overhead reduction of__ Trng & Education costs reduced by__ "Best in Breed" Service Infrastructure Prod&Svc Roll-out capability-to mkt Clearing Service Cash Flow Improved by___ Line of Credit cost reduction of__ SUPPLY CYCLE DEMAND CYCLE Generator PM Muni/Coop ESP Muni/Coop D.Cust MDMA MSP